                                                                      Exhibit 99

PNC BANK CORP.
Public Relations
One PNC Plaza
249 Fifth Avenue
Pittsburgh, PA 15222-2707
412 762-8221



NEWS RELEASE                                                             PNCBANK


CONTACTS:

MEDIA:
------
Jonathan Williams
(412) 762-4550
jonathan.williams@pncbank.com

INVESTORS:
----------
William H. Callihan
(412) 762-8257
invrela@pncmail.com



                          PNC BANK CORP. REPORTS RECORD
                   FOURTH QUARTER AND FULL YEAR 1998 EARNINGS

       PITTSBURGH, Jan. 19, 1999 - PNC Bank Corp. (NYSE: PNC) today reported record fourth quarter and full year 1998 earnings. Fourth quarter earnings were $285 million or $0.92 per diluted share compared with 1997 fourth quarter earnings of $265 million or $0.85 per diluted share. Full year earnings increased to $1.115 billion compared with $1.052 billion in the prior year. Full year diluted earnings per share increased 10% to $3.60 from $3.28 in 1997.

       Return on average common shareholders' equity was 20.25% for the fourth quarter and 20.81% for the full year compared with 20.28% and 20.01%, respectively, a year ago. Return on average assets was 1.46% for the fourth quarter and 1.49% for the full year compared with 1.49% for the respective 1997 periods.

       "Our record earnings in a very challenging environment resulted from strong performance across a diverse portfolio of businesses," said Thomas H. O'Brien, chairman and chief executive officer. "Our current portfolio of businesses is well-positioned to deliver strong returns and growth going forward. The recently announced sale of our credit card business will strengthen our capital position, improve our risk profile and allow us to redeploy capital in ways that reflect our disciplined focus on creating superior value for shareholders."

FOURTH QUARTER HIGHLIGHTS

     o    Total revenue grew 26% in the quarter-to-quarter comparison.

     o Noninterest income grew $279 million driven by 47% growth in fee-based revenue and represented 55% of total revenue.



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

PNC Bank Corp. Reports Record Fourth Quarter and Full Year 1998 Earnings--Page 2



     o Completed the acquisition of Hilliard-Lyons, Inc., a retail brokerage firm with 90 offices in 13 Midwestern and Southeastern states

     o Completed the sale of the corporate trust and escrow business to Chase Manhattan Trust Company, N.A.

     o Completed the sale of $821 million of non-affinity, non-relationship credit card receivables

     o Announced the agreement to sell PNC Bank's credit card subsidiary, including the remaining $3 billion in credit card receivables, to MBNA Corporation

FOURTH QUARTER INCOME STATEMENT REVIEW

         Taxable-equivalent net interest income increased $26 million from the fourth quarter of 1997 to $665 million in the fourth quarter of 1998 due to growth in earning assets. The net interest margin was 3.77% for the fourth quarter of 1998 compared with 3.81% in the prior quarter and 3.95% in the fourth quarter of 1997. The net interest margin was lower than the prior-year quarter due to a change in balance sheet composition and the financing cost of the Midland acquisition.

         The provision for credit losses was $115 million in the fourth quarter of 1998, covering net charge-offs excluding credit card, compared with $25 million last year.

         Noninterest income was $797 million in the fourth quarter of 1998. Asset management, mutual fund servicing, consumer services, corporate services and mortgage banking revenues each grew 30% or more compared with the prior-year quarter. Noninterest income included $76 million of net gains from the sale of the corporate trust and escrow business and the sale of non-affinity, non-relationship credit cards. These items were primarily offset by a higher-than-planned provision for credit losses. Mortgage banking hedging activities resulted in $42 million of net securities gains that largely offset an increase in the amortization of residential mortgage servicing rights ("MSR").

         Asset management and mutual fund servicing fees grew 59% and 30%, respectively, from the fourth quarter of 1997, primarily reflecting significant new business and performance fees. Assets under management increased to approximately



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

PNC Bank Corp. Reports Record Fourth Quarter and Full Year 1998 Earnings--Page 3



$170 billion at Dec. 31, 1998, compared with $137 billion at Dec. 31, 1997. At Dec. 31, 1998, PFPC Worldwide provided custody and accounting/administration services for $315 billion and $252 billion of mutual fund assets, respectively. The comparable amounts were $232 billion and $183 billion, respectively, a year ago.

         Consumer services revenue increased $30 million or 34% compared with the fourth quarter of 1997 primarily due to an increase in brokerage accounts. Fees for corporate services, which include treasury management, capital markets and commercial mortgage servicing, increased 49% to $82 million in the fourth quarter of 1998 primarily resulting from the Midland acquisition.

         Mortgage banking revenue grew $52 million or 90% from the prior-year quarter primarily due to significant mortgage refinance activity and higher servicing income reflecting the impact of servicing portfolio acquisitions. Residential mortgage originations totaled $4 billion compared with $2 billion in the year-earlier period. At Dec. 31, 1998, approximately $62.1 billion of mortgages were serviced, including $54 billion serviced for others.

         Noninterest expense of $896 million increased $181 million compared with the fourth quarter of 1997. The increase in noninterest expense was primarily due to higher amortization of residential MSR, incentive compensation commensurate with revenue growth and the impact of acquisitions.

         The managed efficiency ratio, which excludes amortization of intangibles, distributions on capital securities and mortgage banking hedging activities, improved to 52.8% in the fourth quarter of 1998 from 56.7% in the prior-year quarter.

FULL YEAR HIGHLIGHTS

     o    Total revenue grew 19% in the year-to-year comparison.

     o Noninterest income grew $768 million driven by 32% growth in fee-based revenue and represented 50% of total revenue.

     o Significant investments were made in businesses positioned for superior growth, including the acquisition of Hilliard-Lyons, Inc., Midland Loan Services, L.P., the Arcand Company (now Columbia Housing Corporation), the asset based finance business of BTM Capital and over $25 billion of residential mortgage servicing.


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

PNC Bank Corp. Reports Record Fourth Quarter and Full Year 1998 Earnings--Page 4



     o Strategic actions were taken to redeploy capital to higher-performing businesses and strengthen PNC Bank's risk profile. In the fourth quarter, the sale of the corporate trust and escrow business was completed and the sale of the credit card business was announced, which will provide capital flexibility to pursue strategies focused on growth and improved returns.

FULL YEAR INCOME STATEMENT REVIEW

       Taxable-equivalent net interest income increased $75 million to $2.599 billion for full year 1998 due to growth in earning assets. The net interest margin narrowed to 3.85% compared with 3.94% in the prior year primarily due to a change in balance sheet composition.

       The provision for credit losses increased to $225 million in 1998 compared with $70 million last year.

       Noninterest income was $2.623 billion or 50% of total revenue in 1998 compared with $1.855 billion or 42% of total revenue in 1997. Asset management, mutual fund servicing, consumer services, corporate services and mortgage banking revenues each grew 25% or more compared with the prior year. Noninterest income included $162 million of net gains from the sale of the corporate trust and escrow business, branch sales and the sale of non-affinity, non-relationship credit cards. These items were primarily offset by a higher-than-planned provision for credit losses, one-time costs related to consumer banking initiatives and valuation adjustments on certain market-sensitive asset positions. Mortgage banking hedging activities resulted in $104 million of net securities gains and $61 million of trading gains that largely offset an increase in residential MSR amortization.

       Asset management and mutual fund servicing fees grew 35% and 29%, respectively, from 1997, reflecting significant new business and performance fees. Consumer services revenue increased $78 million or 25% compared with 1997 primarily due to an increase in credit card and brokerage accounts. Fees for corporate services, which include treasury management, capital markets and commercial mortgage servicing, increased 30% to $257 million in 1998 resulting from the Midland acquisition and higher treasury management and capital markets fees.

       Mortgage banking revenue grew $144 million or 68% from the prior year primarily due to significant mortgage refinance activity and higher servicing income resulting from servicing portfolio acquisitions. Residential mortgage originations totaled $12.4 billion compared with $6.1 billion in 1997.


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

PNC Bank Corp. Reports Record Fourth Quarter and Full Year 1998 Earnings--Page 5



       Noninterest expense of $3.261 billion increased $599 million compared with 1997 primarily due to higher amortization of residential MSR, incentive compensation commensurate with revenue growth, the impact of acquisitions and consumer banking initiatives.

       The managed efficiency ratio, which excludes amortization of intangibles, distributions on capital securities and mortgage banking hedging activities, improved to 54.8% in 1998 from 56.1% in the prior year.

BALANCE SHEET REVIEW

       Total assets were $77.2 billion at Dec. 31, 1998. Average earning assets increased $3.4 billion from the prior year to $67.4 billion primarily due to higher loans and loans held for sale. Average loans grew $2.8 billion to $55.7 billion, a 5.3% increase from the prior year. Growth in commercial loans more than offset a decline in commercial and residential mortgages and downsizing of the indirect automobile lending portfolio. The increase in commercial loans was primarily in secured lending and middle market. Loans represented 82.6% of average earning assets in 1998 and 1997. Average loans held for sale increased $2 billion from the prior year, reflecting higher residential mortgage originations. Average securities available for sale decreased $1.4 billion to $7.4 billion or 10.9% of average earning assets in 1998.

       Average deposits were $44.9 billion in 1998 compared with $44.5 billion in 1997 and represented 60.2% of total sources of funds in 1998 compared with 63.0% in 1997. Average borrowed funds increased $3.2 billion compared with last year. Liquidity was strengthened as 48% of wholesale liabilities had a maturity beyond one year at Dec. 31, 1998, compared with 29% at Dec. 31, 1997.

       Shareholders' equity totaled $6.0 billion at Dec. 31, 1998. The leverage ratio was 7.22% and Tier I and total risk-based capital ratios are estimated to be 7.7% and 11.0%, respectively.

       The ratio of nonperforming assets to total loans and foreclosed assets was 0.58% at Dec. 31, 1998, and Sept. 30, 1998, and 0.61% at Dec. 31, 1997.
Nonperforming assets were $332 million at Dec. 31, 1998, compared with $329 million at Sept. 30, 1998, and $333 million a year ago.

       The allowance for credit losses was $753 million at Dec. 31, 1998, and represented 255% of nonperforming loans compared with 289% at Sept. 30, 1998, and 352% at Dec. 31, 1997. Net charge-offs were $447 million or .80% of average loans in 1998 compared with $272 million or .51%, respectively, a year ago. The increase was primarily associated with credit cards and a charge-off in the fourth quarter of 1998 related to credit exposure to certain bankrupt affiliates of the Allegheny Health, Education and Research Foundation.



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

PNC Bank Corp. Reports Record Fourth Quarter and Full Year 1998 Earnings--Page 6



       PNC Bank Corp., headquartered in Pittsburgh, is one of the largest diversified financial services organizations in the United States. Its major businesses include Regional Community Banking, Corporate Banking, Private Banking, Mortgage Banking, Secured Lending, Asset Management and Mutual Fund Servicing.

         Visit PNC Bank on the World Wide Web at http://www.pncbank.com

   PNC Bank Corp.'s SEC reports, accessible on its website, identify factors that can affect forward-looking statements.

                           [TABULAR MATERIAL FOLLOWS]



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

PNC BANK CORP. AND SUBSIDIARIES                                           Page 7
Consolidated Financial Highlights



                                                                   Three months ended December 31           Year ended December 31
                                                                   -----------------------------------------------------------------
                                                                               1998          1997            1998             1997
------------------------------------------------------------------------------------------------------------------------------------
FINANCIAL PERFORMANCE (in millions, except per share data)
Revenue
   Net interest income (taxable-equivalent basis)                              $665           $639         $2,599           $2,524
   Noninterest income                                                           797            518          2,623            1,855
   Total revenue                                                              1,462          1,157          5,222            4,379
Net income                                                                      285            265          1,115            1,052

Per common share
   Basic earnings                                                               .93            .86           3.64             3.33
   Diluted earnings                                                             .92            .85           3.60             3.28
   Cash dividends declared                                                      .41            .39           1.58             1.50

SELECTED RATIOS
Return on
   Average common shareholders' equity                                        20.25%         20.28%         20.81%           20.01%
   Average assets                                                              1.46           1.49           1.49             1.49
Net interest margin                                                            3.77           3.95           3.85             3.94
Noninterest income to total revenue                                           54.51          44.77          50.23            42.36
After-tax profit margin                                                       19.49          22.90          21.35            24.02
Managed efficiency *                                                          52.82          56.72          54.76            56.07
Net charge-offs to average loans                                               1.24            .59            .80              .51

* Excluding amortization of intangibles, distributions on capital securities and mortgage banking hedging activities


                                                          December 31   September 30      June 30       March 31      December 31
                                                                 1998           1998         1998           1998             1997
------------------------------------------------------------------------------------------------------------------------------------
BALANCE SHEET DATA (in millions)
Assets                                                        $77,207       $76,238       $75,873        $72,355          $75,120
Earning assets                                                 69,027        68,638        68,353         65,210           66,688
Loans, net of unearned income                                  57,650        56,752        56,237         54,511           54,245
Securities available for sale                                   7,074         7,152         7,540          7,511            8,522
Deposits                                                       47,496        46,875        47,096         46,068           47,649
Borrowed funds                                                 20,946        19,972        20,488         18,375           19,622
Shareholders' equity                                            6,043         5,793         5,633          5,487            5,384
Common shareholders' equity                                     5,729         5,479         5,318          5,173            5,069

CAPITAL RATIOS
Leverage                                                         7.22%         7.18%         7.18%          7.36%            7.30%
Common shareholders' equity to assets                            7.42          7.19          7.01           7.15             6.75

ASSET QUALITY RATIOS
Nonperforming assets to loans and foreclosed assets               .58%          .58%          .57%           .61%             .61%
Allowance for credit losses to loans                             1.31          1.44          1.53           1.67             1.79
Allowance for credit losses to nonperforming loans             255.25        289.02        315.09         320.96           351.79

Book value per common share                                    $18.86        $18.21        $17.64         $17.20           $16.87
====================================================================================================================================



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


PNC BANK CORP. AND SUBSIDIARIES                                           Page 8
Consolidated Statement of Income



                                                                     Three months ended December 31     Year ended December 31
                                                                     -----------------------------------------------------------
In millions, except per share data                                                1998         1997          1998         1997
--------------------------------------------------------------------------------------------------------------------------------
INTEREST INCOME
Loans and fees on loans                                                         $1,166       $1,118         $4,590       $4,354
Securities available for sale                                                      101          119            425          540
Other                                                                               87           44            298          157
                                                                     -----------------------------------------------------------
   Total interest income                                                         1,354        1,281          5,313        5,051

INTEREST EXPENSE
Deposits                                                                           376          370          1,471        1,457
Borrowed funds                                                                     319          279          1,269        1,099
                                                                     -----------------------------------------------------------
   Total interest expense                                                          695          649          2,740        2,556
                                                                     -----------------------------------------------------------
   Net interest income                                                             659          632          2,573        2,495
Provision for credit losses                                                        115           25            225           70
                                                                     -----------------------------------------------------------
   Net interest income less provision for credit losses                            544          607          2,348        2,425

NONINTEREST INCOME
Asset management                                                                   205          129            626          462
Mutual fund servicing                                                               48           37            182          141
Service charges on deposits                                                         52           51            203          203
Consumer services                                                                  117           87            390          312
Corporate services                                                                  82           55            257          198
Mortgage banking                                                                   110           58            357          213
Net securities gains                                                                43           21            120           49
Other                                                                              140           80            488          277
                                                                     -----------------------------------------------------------
   Total noninterest income                                                        797          518          2,623        1,855

NONINTEREST EXPENSE
Staff expense                                                                      393          322          1,416        1,241
Net occupancy and equipment                                                        112           98            409          369
Amortization                                                                       129           56            432          174
Marketing                                                                           18           11             96           70
Distributions on capital securities                                                 17           13             60           43
Other                                                                              227          215            848          765
                                                                     -----------------------------------------------------------
   Total noninterest expense                                                       896          715          3,261        2,662

   Income before income taxes                                                      445          410          1,710        1,618
Income taxes                                                                       160          145            595          566
                                                                     -----------------------------------------------------------
   Net income                                                                     $285         $265         $1,115       $1,052
--------------------------------------------------------------------------------------------------------------------------------

Net income applicable to common shareholders                                      $280         $262         $1,098       $1,037

EARNINGS PER COMMON SHARE
Basic                                                                             $.93         $.86          $3.64        $3.33
Diluted                                                                            .92          .85           3.60         3.28

CASH DIVIDENDS DECLARED PER COMMON SHARE                                           .41          .39           1.58         1.50

AVERAGE COMMON SHARES OUTSTANDING
Basic                                                                           301.5        303.2          300.8        310.1
Diluted                                                                         304.7        309.5          305.1        316.2
================================================================================================================================



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


PNC BANK CORP. AND SUBSIDIARIES                                           Page 9
Details of Net Interest Income



NET INTEREST INCOME
Taxable-equivalent basis                                              Three months ended December 31    Year ended December 31
                                                                      ----------------------------------------------------------
In millions                                                                        1998         1997          1998        1997
--------------------------------------------------------------------------------------------------------------------------------
Interest income
   Loans                                                                         $1,171       $1,123        $4,611       $4,376
   Securities available for sale                                                    102          120           430          546
   Other                                                                             87           45           298          158
                                                                      ----------------------------------------------------------
     Total interest income                                                        1,360        1,288         5,339        5,080
Interest expense
   Deposits                                                                         376          370         1,471        1,457
   Borrowed funds                                                                   319          279         1,269        1,099
                                                                      ----------------------------------------------------------
     Total interest expense                                                         695          649         2,740        2,556
                                                                      ----------------------------------------------------------
     Net interest income                                                           $665         $639        $2,599       $2,524
================================================================================================================================



Taxable-equivalent basis                                      December 31  September 30      June 30      March 31  December 31
Three months ended - in millions                                     1998          1998         1998          1998         1997
--------------------------------------------------------------------------------------------------------------------------------
Interest income
   Loans                                                           $1,171        $1,172       $1,144        $1,124       $1,123
   Securities available for sale                                      102           104          107           117          120
   Other                                                               87            85           69            57           45
                                                              ------------------------------------------------------------------
     Total interest income                                          1,360         1,361        1,320         1,298        1,288
Interest expense
   Deposits                                                           376           371          363           361          370
   Borrowed funds                                                     319           337          320           293          279
                                                              ------------------------------------------------------------------
     Total interest expense                                           695           708          683           654          649
                                                              ------------------------------------------------------------------
     Net interest income                                             $665          $653         $637          $644         $639
================================================================================================================================



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


PNC BANK CORP. AND SUBSIDIARIES                                          Page 10
Details of Net Interest Margin


NET INTEREST MARGIN
                                                                       Three months ended December 31   Year ended December 31
                                                                       ---------------------------------------------------------
Taxable-equivalent basis                                                           1998          1997         1998        1997
--------------------------------------------------------------------------------------------------------------------------------
Rates earned/paid
   Yield on earning assets
     Loans                                                                         8.06%         8.27%        8.28%       8.27%
     Securities available for sale                                                 5.58          6.19         5.83        6.22
     Other                                                                         6.70          6.68         6.82        6.75
       Total yield on earning assets                                               7.70          7.96         7.92        7.93
   Rate on interest-bearing liabilities
     Deposits                                                                      4.03          4.23         4.13        4.18
     Borrowed funds                                                                5.51          5.91         5.82        5.91
       Total rate on interest-bearing liabilities                                  4.59          4.82         4.77        4.78
                                                                       ---------------------------------------------------------
       Interest rate spread                                                        3.11          3.14         3.15        3.15
   Impact of noninterest-bearing sources                                            .66           .81          .70         .79
                                                                       ---------------------------------------------------------
       Net interest margin                                                         3.77%         3.95%        3.85%       3.94%
================================================================================================================================




Taxable-equivalent basis                                       December 31 September 30       June 30     March 31  December 31
Three months ended                                                    1998         1998          1998         1998         1997
---------------------------------------------------------------------------------------------------------------------------------
Rates earned/paid
   Yield on earning assets
     Loans                                                            8.06%        8.28%         8.23%        8.36%        8.27%
     Securities available for sale                                    5.58         5.85          5.86         6.01         6.19
     Other                                                            6.70         6.87          6.80         6.96         6.68
       Total yield on earning assets                                  7.70         7.92          7.89         8.00         7.96
   Rate on interest-bearing liabilities
     Deposits                                                         4.03         4.17          4.15         4.19         4.23
     Borrowed funds                                                   5.51         5.83          5.81         5.85         5.91
       Total rate on interest-bearing liabilities                     4.59         4.82          4.79         4.79         4.82
                                                               ------------------------------------------------------------------
       Interest rate spread                                           3.11         3.10          3.10         3.21         3.14
   Impact of noninterest-bearing sources                               .66          .71           .71          .75          .81
                                                               ------------------------------------------------------------------
       Net interest margin                                            3.77%        3.81%         3.81%        3.96%        3.95%
=================================================================================================================================



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


PNC BANK CORP. AND SUBSIDIARIES                                          Page 11
Details of Noninterest Income



NONINTEREST INCOME
                                                                      Three months ended December 31    Year ended December 31
                                                                      ----------------------------------------------------------
In millions                                                                       1998          1997         1998         1997
--------------------------------------------------------------------------------------------------------------------------------
Asset management                                                                  $205          $129         $626         $462
Mutual fund servicing                                                               48            37          182          141
Service charges on deposits                                                         52            51          203          203
Consumer services
   Credit card                                                                      36            29          129           93
   Brokerage                                                                        27            14           75           54
   Insurance                                                                        16            11           49           40
   Other                                                                            38            33          137          125
                                                                      ----------------------------------------------------------
     Total consumer services                                                       117            87          390          312
Corporate services                                                                  82            55          257          198
Mortgage banking
   Servicing                                                                        54            31          160          116
   Origination                                                                      24            14           79           47
   Marketing                                                                        32            13          111           47
   Sales of servicing                                                                                           7            3
                                                                      ----------------------------------------------------------
     Total mortgage banking                                                        110            58          357          213
Net securities gains                                                                43            21          120           49
Other                                                                              140            80          488          277
                                                                      ----------------------------------------------------------
   Total noninterest income                                                       $797          $518       $2,623       $1,855
================================================================================================================================



                                                             December 31  September 30      June 30      March 31  December 31
Three months ended - in millions                                    1998          1998         1998          1998         1997
--------------------------------------------------------------------------------------------------------------------------------
Asset management                                                    $205          $143         $137          $141         $129
Mutual fund servicing                                                 48            47           46            41           37
Service charges on deposits                                           52            53           50            48           51
Consumer services
   Credit card                                                        36            35           32            26           29
   Brokerage                                                          27            16           17            15           14
   Insurance                                                          16            12           11            10           11
   Other                                                              38            35           33            31           33
                                                             -------------------------------------------------------------------
     Total consumer services                                         117            98           93            82           87
Corporate services                                                    82            57           67            51           55
Mortgage banking
   Servicing                                                          54            44           33            29           31
   Origination                                                        24            18           20            17           14
   Marketing                                                          32            24           30            25           13
   Sales of servicing                                                                                           7
                                                             -------------------------------------------------------------------
     Total mortgage banking                                          110            86           83            78           58
Net securities gains                                                  43            51            3            23           21
Other                                                                140           141          132            75           80
                                                             -------------------------------------------------------------------
   Total noninterest income                                         $797          $676         $611          $539         $518
================================================================================================================================



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


PNC BANK CORP. AND SUBSIDIARIES                                          Page 12
Details of Noninterest Expense



NONINTEREST EXPENSE
                                                                      Three months ended December 31     Year ended December 31
                                                                      ----------------------------------------------------------
In millions                                                                        1998         1997          1998         1997
--------------------------------------------------------------------------------------------------------------------------------
Staff expense
   Compensation                                                                    $353         $287        $1,220       $1,049
   Employee benefits                                                                 40           35           196          192
                                                                      ----------------------------------------------------------
     Total staff expense                                                            393          322         1,416        1,241
Net occupancy and equipment
   Net occupancy                                                                     56           50           204          189
   Equipment                                                                         56           48           205          180
                                                                      ----------------------------------------------------------
     Total net occupancy and equipment                                              112           98           409          369
Amortization
   Mortgage servicing rights                                                         99           32           321           81
   Goodwill                                                                          19           13            68           53
   Other                                                                             11           11            43           40
                                                                      ----------------------------------------------------------
     Total amortization                                                             129           56           432          174
Marketing                                                                            18           11            96           70
Distributions on capital securities                                                  17           13            60           43
Other                                                                               227          215           848          765
                                                                      ----------------------------------------------------------
   Total noninterest expense                                                       $896         $715        $3,261       $2,662
================================================================================================================================




                                                               December 31 September 30      June 30      March 31  December 31
Three months ended - in millions                                      1998         1998         1998          1998         1997
--------------------------------------------------------------------------------------------------------------------------------
Staff expense
   Compensation                                                       $353         $291         $285          $291         $287
   Employee benefits                                                    40           44           49            63           35
                                                               -----------------------------------------------------------------
     Total staff expense                                               393          335          334           354          322
Net occupancy and equipment
   Net occupancy                                                        56           47           52            49           50
   Equipment                                                            56           52           50            47           48
                                                               -----------------------------------------------------------------
     Total net occupancy and equipment                                 112           99          102            96           98
Amortization
   Mortgage servicing rights                                            99          147           42            33           32
   Goodwill                                                             19           18           18            13           13
   Other                                                                11           10           11            11           11
                                                               -----------------------------------------------------------------
     Total amortization                                                129          175           71            57           56
Marketing                                                               18           14           27            37           11
Distributions on capital securities                                     17           16           14            13           13
Other                                                                  227          204          233           184          215
                                                               -----------------------------------------------------------------
   Total noninterest expense                                          $896         $843         $781          $741         $715
================================================================================================================================



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


PNC BANK CORP. AND SUBSIDIARIES                                          Page 13
Consolidated Balance Sheet



                                                                                                         December 31  December 31
Dollars in millions, except par value                                                                           1998         1997
-----------------------------------------------------------------------------------------------------------------------------------
ASSETS
Cash and due from banks                                                                                       $2,534       $4,303
Short-term investments                                                                                         1,014        1,526
Loans held for sale                                                                                            3,226        2,324
Securities available for sale                                                                                  7,074        8,522
Loans, net of unearned income of $554 and $412                                                                57,650       54,245
   Allowance for credit losses                                                                                  (753)        (972)
                                                                                                         --------------------------
   Net loans                                                                                                  56,897       53,273
Other                                                                                                          6,462        5,172
                                                                                                         --------------------------
   Total assets                                                                                              $77,207      $75,120
                                                                                                         ==========================

LIABILITIES
Deposits
   Noninterest-bearing                                                                                        $9,943      $10,158
   Interest-bearing                                                                                           37,553       37,491
                                                                                                         --------------------------
     Total deposits                                                                                           47,496       47,649
Borrowed funds
   Bank notes and senior debt                                                                                 10,384        9,826
   Federal funds purchased                                                                                       390        3,632
   Repurchase agreements                                                                                       1,669          714
   Other borrowed funds                                                                                        6,722        3,753
   Subordinated debt                                                                                           1,781        1,697
                                                                                                         --------------------------
     Total borrowed funds                                                                                     20,946       19,622
Other                                                                                                          1,874        1,815
                                                                                                         --------------------------
   Total liabilities                                                                                          70,316       69,086

Mandatorily redeemable capital securities of subsidiary trusts                                                   848          650

SHAREHOLDERS' EQUITY
Preferred stock                                                                                                    7            7
Common stock - $5 par value
   Authorized 450,000,000 shares
   Issued 352,822,767 and 348,447,600 shares                                                                   1,764        1,742
Capital surplus                                                                                                1,250        1,042
Retained earnings                                                                                              5,262        4,641
Deferred benefit expense                                                                                         (36)         (41)
Accumulated other comprehensive income                                                                           (43)         (23)
Common stock held in treasury at cost: 49,091,295 and 48,017,641 shares                                       (2,161)      (1,984)
                                                                                                         --------------------------
   Total shareholders' equity                                                                                  6,043        5,384
                                                                                                         --------------------------
   Total liabilities, capital securities and shareholders' equity                                            $77,207      $75,120
===================================================================================================================================



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


PNC BANK CORP. AND SUBSIDIARIES                                          Page 14
Consolidated Average Balance Sheet Data



                                                                       Three months ended December 31    Year ended December 31
                                                                       ----------------------------------------------------------
In millions                                                                        1998          1997         1998         1997
---------------------------------------------------------------------------------------------------------------------------------
ASSETS
Interest-earning assets
   Securities available for sale                                                 $7,323        $7,769       $7,374       $8,774
   Loans, net of unearned income
     Consumer (excluding credit card)                                            11,075        11,108       11,073       11,291
     Credit card                                                                  3,570         3,803        3,849        3,558
     Residential mortgage                                                        12,193        12,966       12,496       13,105
     Commercial                                                                  24,593        19,838       22,773       19,014
     Commercial real estate                                                       3,442         4,067        3,279        4,068
     Other                                                                        2,493         1,881        2,223        1,871
                                                                       ----------------------------------------------------------
     Total loans, net of unearned income                                         57,366        53,663       55,693       52,907
   Loans held for sale                                                            4,295         1,680        3,371        1,417
   Other                                                                            881           975        1,001          919
                                                                       ----------------------------------------------------------
     Total interest-earning assets                                               69,865        64,087       67,439       64,017
Noninterest-earning assets                                                        7,512         6,782        7,187        6,627
                                                                       ----------------------------------------------------------
     Total assets                                                               $77,377       $70,869      $74,626      $70,644
                                                                       ==========================================================

LIABILITIES
Interest-bearing liabilities
   Deposits                                                                     $37,048       $34,655      $35,581      $34,864
   Borrowed funds                                                                22,723        18,624       21,809       18,594
                                                                       ----------------------------------------------------------
     Total interest-bearing liabilities                                          59,771        53,279       57,390       53,458
Noninterest-bearing deposits                                                      9,202         9,925        9,315        9,670
Other                                                                             1,756         1,601        1,578        1,501
                                                                       ----------------------------------------------------------
     Total liabilities                                                           70,729        64,805       68,283       64,629

Mandatorily redeemable capital securities of subsidiary trusts                      848           650          762          537

SHAREHOLDERS' EQUITY                                                              5,800         5,414        5,581        5,478
                                                                       ----------------------------------------------------------
     Total liabilities, capital securities and shareholders' equity             $77,377       $70,869      $74,626      $70,644
                                                                       ==========================================================
COMMON SHAREHOLDERS' EQUITY                                                      $5,486        $5,099       $5,267       $5,162
=================================================================================================================================



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


PNC BANK CORP. AND SUBSIDIARIES                                          Page 15
Consolidated Balance Sheet Data



AVERAGE BALANCES
                                                               December 31 September 30       June 30     March 31  December 31
Three months ended - in millions                                      1998         1998          1998         1998         1997
---------------------------------------------------------------------------------------------------------------------------------
ASSETS
Interest-earning assets
   Securities available for sale                                    $7,323       $7,073        $7,323       $7,784       $7,769
   Loans, net of unearned income
     Consumer (excluding credit card)                               11,075       11,038        10,995       11,186       11,108
     Credit card                                                     3,570        4,029         4,048        3,748        3,803
     Residential mortgage                                           12,193       12,455        12,560       12,784       12,966
     Commercial                                                     24,593       23,359        22,425       20,665       19,838
     Commercial real estate                                          3,442        2,850         3,206        3,624        4,067
     Other                                                           2,493        2,207         2,114        2,076        1,881
                                                               ------------------------------------------------------------------
     Total loans, net of unearned income                            57,366       55,938        55,348       54,083       53,663
   Loans held for sale                                               4,295        3,850         2,948        2,363        1,680
   Other                                                               881        1,097         1,069          959          975
                                                               ------------------------------------------------------------------
     Total interest-earning assets                                  69,865       67,958        66,688       65,189       64,087
Noninterest-earning assets                                           7,512        7,332         6,944        6,952        6,782
                                                               ------------------------------------------------------------------
     Total assets                                                  $77,377      $75,290       $73,632      $72,141      $70,869
                                                               ==================================================================

LIABILITIES
Interest-bearing liabilities
   Deposits                                                        $37,048      $35,353       $34,956      $34,945      $34,655
   Borrowed funds                                                   22,723       22,642        21,844       19,989       18,624
                                                               ------------------------------------------------------------------
     Total interest-bearing liabilities                             59,771       57,995        56,800       54,934       53,279
Noninterest-bearing deposits                                         9,202        9,169         9,213        9,685        9,925
Other                                                                1,756        1,632         1,445        1,474        1,601
                                                               ------------------------------------------------------------------
     Total liabilities                                              70,729       68,796        67,458       66,093       64,805

Mandatorily redeemable capital securities of subsidiary trusts         848          848           698          650          650

SHAREHOLDERS' EQUITY                                                 5,800        5,646         5,476        5,398        5,414
                                                               ------------------------------------------------------------------
     Total liabilities, capital securities and shareholders'
       equity                                                      $77,377      $75,290       $73,632      $72,141      $70,869
                                                               ==================================================================
COMMON SHAREHOLDERS' EQUITY                                         $5,486       $5,332        $5,161       $5,083       $5,099
=================================================================================================================================



LOAN PORTFOLIO
                                                               December 31 September 30       June 30     March 31  December 31
Period ended - in millions                                            1998         1998          1998         1998         1997
---------------------------------------------------------------------------------------------------------------------------------
Consumer (excluding credit card)                                   $10,980      $11,120       $11,035      $11,106      $11,205
Credit card                                                          2,958        3,874         4,150        3,729        3,830
Residential mortgage                                                12,265       12,388        12,698       12,351       12,785
Commercial                                                          25,182       24,239        23,359       21,823       19,989
Commercial real estate                                               3,449        2,838         2,872        3,467        3,974
Other                                                                3,370        2,738         2,516        2,428        2,874
                                                               ------------------------------------------------------------------
   Total loans                                                      58,204       57,197        56,630       54,904       54,657
   Unearned income                                                    (554)        (445)         (393)        (393)        (412)
                                                               ------------------------------------------------------------------
   Total loans, net of unearned income                             $57,650      $56,752       $56,237      $54,511      $54,245
=================================================================================================================================



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


PNC BANK CORP. AND SUBSIDIARIES                                          Page 16
Asset Quality Data



ALLOWANCE FOR CREDIT LOSSES
                                       Year ended December 31                           Three months ended
                                     -----------------------------------------------------------------------------------------------
                                                                December 31 September 30       June 30      March 31  December 31
In millions                                1998          1997          1998         1998          1998          1998         1997
------------------------------------------------------------------------------------------------------------------------------------
Beginning balance                          $972        $1,166          $816         $859          $912          $972       $1,027
Charge-offs
   Consumer (excluding credit card)         (83)         (104)          (21)         (19)          (19)          (24)         (26)
   Credit card                             (297)         (208)          (77)         (73)          (75)          (72)         (54)
   Residential mortgage                      (7)           (9)           (1)          (1)           (3)           (2)          (1)
   Commercial                              (122)          (48)         (101)          (8)           (7)           (6)         (18)
   Commercial real estate                    (8)          (12)           (1)          (4)           (1)           (2)          (5)
   Other                                     (7)           (4)           (2)          (2)           (2)           (1)          (1)
                                     -----------------------------------------------------------------------------------------------
     Total charge-offs                     (524)         (385)         (203)        (107)         (107)         (107)        (105)
Recoveries
   Consumer (excluding credit card)          34            36             8            8             8            10           10
   Credit card                               17            25             5            4             5             3            5
   Residential mortgage                       1             1                                        1
   Commercial                                20            38             8            6             3             3            4
   Commercial real estate                     3            12             1            1                           1            6
   Other                                      2             1             1                          1
                                     -----------------------------------------------------------------------------------------------
     Total recoveries                        77           113            23           19            18            17           25
                                     -----------------------------------------------------------------------------------------------
     Net charge-offs                       (447)         (272)         (180)         (88)          (89)          (90)         (80)
Provision for credit losses                 225            70           115           45            35            30           25
Acquisitions                                  3             8             2                          1
                                     -----------------------------------------------------------------------------------------------
   Ending balance                          $753          $972          $753         $816          $859          $912         $972
====================================================================================================================================



NONPERFORMING ASSETS
                                                                December 31 September 30       June 30     March 31    December 31
Period ended - in millions                                             1998         1998          1998         1998           1997
------------------------------------------------------------------------------------------------------------------------------------
Nonperforming loans
   Commercial                                                          $188         $148          $129         $145           $128
   Commercial real estate                                                50           73            80           81             94
   Residential mortgage                                                  51           56            56           51             44
   Consumer                                                               6            5             7            7             10
                                                                --------------------------------------------------------------------
     Total nonperforming loans                                          295          282           272          284            276
Foreclosed assets
   Commercial real estate                                                15           20            22           23             27
   Residential mortgage                                                  17           18            20           19             21
   Other                                                                  5            9             9            9              9
                                                                --------------------------------------------------------------------
     Total foreclosed assets                                             37           47            51           51             57
                                                                --------------------------------------------------------------------
     Total nonperforming assets                                        $332         $329          $323         $335           $333
====================================================================================================================================